SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2004 (May 20, 2004)

Province Healthcare Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23639	62-1710772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place Suite 400 Brentwood, Tennessee (Address of Principal Executive Offices)		37027 (Zip Code)

(615) 370-1377
(Registrant’s Telephone Number, Including Area Code)

SIGNATURES
Ex-99 Press Release

Item 5. Other Events

     On May 20, 2004, Province Healthcare Company announced that it signed a definitive agreement to acquire, through a long-term lease, substantially all of the assets of Memorial Medical Center in Las Cruces, New Mexico from The City of Las Cruces, New Mexico and The County of Doña Ana, New Mexico. Memorial Medical Center is licensed for 286 acute care beds and reported net revenues of approximately $150 million for the year ended December 31, 2003. It is anticipated that the acquisition will close in the second quarter of this fiscal year, subject to customary closing conditions and regulatory approvals.

Item 7. Financial Statements and Exhibits

(a)	Exhibits

99	Copy of the press release, dated May 20, 2004, of Province Healthcare Company announcing that the Company signed a definitive agreement to acquire substantially all of the assets of Memorial Medical Center in Las Cruces, New Mexico.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY

	By:	/s/ Steve Brumfield Steve Brumfield Assistant Vice President and Controller

Date: May 20, 2004